SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2003
Date of report (Date of earliest event reported)

HAYES LEMMERZ INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11592	13-3384636
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

15300 Centennial Drive, Northville, Michigan 48167
(Address of Principal Executive Offices)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Press Release Dated March 21, 2003

Item 5. Other Events and Regulation FD Disclosure.

     Hayes Lemmerz International, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that the Company has received a commitment for exit financing from affiliates of Citigroup Inc. of up to $550 million to support its Plan of Reorganization, including the payment of $450 million to its pre-petition secured creditors, and to provide working capital for the Company’s ongoing operations.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Exhibit
99.1	Press release of the Company dated March 21, 2003.

SIGNATURES

Dated: March 24, 2003	HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley
Patrick C. Cauley
Interim General Counsel & Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

EX-99.1	Press Release of the Company dated March 21, 2003.